Press Release

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

ARGO GROUP REPORTS RECORD UNDERWRITING INCOME IN 2014

HAMILTON, Bermuda (Feb. 9, 2015) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three months and year ended December 31, 2014.

"Argo Group posted improved underwriting margins for the year, despite ever-increasing competitive pressures," said CEO Mark E. Watson III. “We reported record underwriting income in 2014 and a return on average shareholders’ equity of 11.4%.”

HIGHLIGHTS FOR THE YEAR ENDED DECEMBER 31, 2014:
●	Net income was $183.2 million or $6.90 per diluted share, compared to $143.2 million or $5.14 per diluted share for 2013.
●	After-tax operating income was $94.1 million or $3.54 per diluted share, compared to $85.4 million or $3.06 per diluted share for 2013.
●
Gross written premiums were $1.91 billion, compared to $1.89 billion for 2013, while net written premiums increased to $1.37 billion from $1.33 billion for 2013 after deduction of other reinsurance-related expenses.

●	The combined ratio was 96.2%, compared to 97.5% for 2013.
●	Net favorable prior-year reserve development was $37.7 million (benefiting the combined ratio by 2.8 points), compared to $33.6 million (benefiting the combined ratio by 2.6 points) for 2013.
●	Estimated pre-tax catastrophe losses were $17.7 million or 1.4 points on the combined ratio, compared to $22.7 million or 1.9 points for 2013.
●	The current accident year loss ratio excluding catastrophes was 57.3%, compared to 58.6% for 2013.
●	In 2014, the Company repurchased $50.8 million or 1.1 million shares of its common stock at an average share price of $48.48, which represents 4.0% of net shares outstanding at December 31, 2013.
●	At December 31, 2014, cash and investments totaled $4.2 billion with a net pre-tax unrealized gain of approximately $208.7 million.
●	Pre-tax realized gains for the year of $94.0 million include the sale of real estate in the fourth quarter. After-tax proceeds from the sale of the real estate were $25.7 million.

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Argo House	T 441 296 5858
110 Pitts Bay Road	F 441 296 6162
Pembroke, Bermuda HM08
www.argolimited.com

HIGHLIGHTS FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2014:

●	Net income was $59.7 million or $2.28 per diluted share, compared to $47.8 million or $1.74 per diluted share for the fourth quarter of 2013.
●	After-tax operating income was $21.8 million or $0.83 per diluted share, compared to $22.6 million or $0.82 per diluted share for the fourth quarter of 2013.
●
Gross written premiums were up 2.9% to $425.0 million from $412.9 million in the fourth quarter of 2013, while net written premiums increased to $312.3 million from $302.8 million for the fourth quarter of 2013 after deduction of other reinsurance-related expenses.

●	The combined ratio was 96.8% compared to 95.2% for the fourth quarter of 2013.
●
Net favorable prior-year reserve development was $11.3 million (benefiting the combined ratio by 3.3 points), compared with $12.1 million (benefiting the combined ratio by 3.6 points) for the fourth quarter of 2013.

●	Estimated pre-tax catastrophe losses were $3.8 million or 1.1 points on the combined ratio, compared to negligible catastrophe losses for the fourth quarter of 2013.
●	The current accident year loss ratio excluding catastrophes was 57.7%, compared to 59.4% in the fourth quarter of 2013.
●	Book value per share increased to $64.04, up 1.7% from $62.99 at Sept. 30, 2014, and up 8.6% from $58.96 at December 31, 2013.
●	During the quarter, the Company repurchased $8.7 million or 166,134 shares of its common stock at an average price of $52.08, which represents 0.5% of net shares outstanding at Sept. 30, 2014.

Notes:

All per share amounts, except share repurchase figures, are adjusted for the 10% stock dividend that was paid on June 17, 2013, to stockholders of record on June 3, 2013.
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums.  Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.
After-tax operating income is defined as net income excluding net realized investment gains/losses and foreign currency exchange gains/losses at an assumed 20% effective tax rate.

FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines Segment

The Excess and Surplus Lines segment in the fourth quarter reported gross written premiums of $144.9 million, down $6.5 million or 4.3%, compared to $151.4 million in the fourth quarter of 2013. Excluding the exit from the Commercial auto book, gross written premiums were flat in the quarter. Net written premiums were down 5.2% to $120.7 million, and earned premiums were down 3.6% to $121.3 million, when compared to the fourth quarter of 2013.  Underwriting income was $22.1 million for the quarter, compared to $21.0 million for the fourth quarter of 2013.  The fourth quarter 2014 combined ratio of 81.8% compares to 83.2% for the prior-year quarter.  Net favorable prior-year reserve development was $12.8 million for the fourth quarter of 2014, benefitting the combined ratio by 10.6 points, compared to $17.1 million or 13.7 points for the fourth quarter of 2013.  Catastrophe losses were negligible for the 2014 fourth quarter and prior-year quarter.  The fourth quarter 2014 loss ratio, excluding catastrophe losses and reserve development, was 60.7% compared to 65.0% for the fourth quarter of 2013.

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For the year ended December 31, 2014, gross written premiums were up 2.2% to $607.2 million, net written premiums were up 1.9% to $487.8 million, and earned premiums were up 5.4% to $485.2 million, when compared to 2013.  Excluding the exit from the Commercial auto book, gross written premiums were up 10% versus 2013. In 2014, we successfully grew our higher margin Casualty, Contract, Allied Medical and Environmental businesses. Specialty property premium declined 20% compared to 2013 reflecting strong competition and increased capacity from US and London markets throughout the year. For 2014, underwriting income was $75.6 million compared to $54.1 million for 2013. For the year ended December 31, 2014, net favorable prior-year reserve development was $47.4 million, benefitting the combined ratio by 9.8 points, compared to $43.9 million or 9.6 points for 2013.  Catastrophe losses for 2014 were $2.3 million or 0.5 points on the combined ratio, compared to catastrophe losses of $4.1 million or 0.9 points for 2013.  The 2014 loss ratio, excluding catastrophe losses and reserve development, was 60.4% compared to 62.3% for 2013.

Commercial Specialty

The Commercial Specialty segment reported gross written premiums of $112.0 million compared to $88.8 million for the fourth quarter of 2013. Premium growth was driven by strong renewal retention, new business opportunities, and continued rate increases across our various lines. Net written premiums were up 22.4% to $74.2 million, and earned premiums were up 3.4% to $76.4 million, when compared to the fourth quarter of 2013.  The quarter produced an underwriting loss of $0.2 million compared to underwriting income of $2.1 million for the fourth quarter of 2013.  Net unfavorable prior-year reserve development of $1.6 million or 2.0 points for the fourth quarter of 2014, compared to net unfavorable prior-year reserve development of $0.7 million or 0.9 points for the fourth quarter of 2013.  Losses from catastrophes were $0.7 million or 0.9 points on the combined ratio, compared to $0.3 million or 0.4 points for the fourth quarter of 2013. The fourth quarter 2014 loss ratio, excluding catastrophe losses and reserve development, was 62.3%, compared to 66.6% for the fourth quarter of 2013.

For the year ended December 31, 2014, gross written premiums were up 5.0% to $440.2 million, net written premiums were up 4.5% to $301.1 million, and earned premiums were down by 2.4% to $291.9 million, when compared to 2013.  For 2014, the underwriting loss was $0.7 million versus underwriting income of $6.7 million for 2013.  For the year ended December 31, 2014, net unfavorable prior-year reserve development was $6.8 million and represented 2.3 points on the combined ratio, compared to net unfavorable prior-year reserve development of $1.1 million or 0.4 points for 2013.  Catastrophe losses for 2014 were $5.7 million or 2.0 points on the combined ratio, compared to catastrophe losses of $4.0 million or 1.3 points for 2013.  The 2014 loss ratio, excluding catastrophe losses and reserve development, was 60.5%, compared to 63.4% for 2013.

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International Specialty

The International Specialty segment reported gross written premiums of $45.6 million in the fourth quarter, down $1.9 million or 4.0% from the fourth quarter of 2013. The decline in premium reflects competition in the short-tail reinsurance business and in professional lines.  These declines offset modest growth in longer-tail casualty lines and in Brazil. Net written premiums were up 4.5% to $21.0 million, and earned premiums were down slightly to $35.7 million, when compared to the fourth quarter of 2013.  Underwriting income was $3.4 million for the quarter, compared to underwriting income of $2.1 million for the fourth quarter of 2013, reflecting a combined ratio of 90.7% compared to 94.0% in the prior-year quarter. Net favorable prior-year reserve development was $0.3 million for the fourth quarter of 2014, benefitting the combined ratio by 0.8 points, compared to net unfavorable prior-year reserve development of $0.5 million or 1.5 points for the fourth quarter of 2013.  Catastrophe losses for the quarter were $1.3 million or 3.3 points on the combined ratio, compared to negligible catastrophe losses in the fourth quarter of 2013.  The fourth quarter 2014 loss ratio, excluding catastrophe losses and reserve development, was 49.7% compared to 49.0% for the fourth quarter of 2013.

For the year ended December 31, 2014, gross written premiums were down slightly to $290.2 million, net written premiums were up 1.0% to $156.6 million, and earned premiums were up 4.1% to $148.3 million, when compared to 2013.  Underwriting income was $16.0 million for 2014, compared to $6.2 million in the comparable period of 2013.  Net favorable prior-year reserve development was $0.4 million for 2014 and represented 0.2 points on the combined ratio, compared to favorable prior-year reserve development of $0.1 million, benefiting the combined ratio by 0.1 points for 2013.  Catastrophe losses for 2014 were $7.3 million or 5.2 points on the combined ratio, compared to catastrophe losses of $14.6 million or 11.5 points for 2013.  The 2014 loss ratio, excluding catastrophe losses and reserve development, was 47.5% compared to 47.3% for 2013.

Syndicate 1200

Syndicate 1200 reported gross written premiums of $122.4 million in the fourth quarter, down $2.8 million or 2.2% from the fourth quarter of 2013. The decline in premium reflects continued pressure on premium rates and softening market conditions across the majority of lines at Lloyd’s. Net written premiums were down 3.3% to $96.3 million, and earned premiums were down 1.0% to $105.2 million, when compared to the fourth quarter of 2013.  Underwriting income was $7.8 million for the quarter, compared to $11.8 million for the fourth quarter of 2013, reflecting a combined ratio of 92.5%, compared with 88.7% in the prior-year quarter.  Net favorable prior-year reserve development was $5.3 million for the fourth quarter of 2014, benefitting the combined ratio by 5.0 points, compared to $2.1 million or 2.0 points for the fourth quarter of 2013.  Catastrophe losses for the quarter were $2.4 million or 2.3 points on the combined ratio, compared to no catastrophe losses in the fourth quarter of 2013.  The fourth quarter 2014 loss ratio, excluding catastrophe losses and reserve development, was 53.8%, compared to 51.1% in the fourth quarter of 2013.

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For the year ended December 31, 2014, gross written premiums were down 3.0% to $566.2 million, net written premiums were down 1.8% to $420.8 million, and earned premiums were up 2.3% to $411.1 million, when compared to 2013.  Underwriting income was $35.2 million, compared to $30.2 million for 2013.  For the year ended December 31, 2014, net favorable prior-year reserve development was $21.1 million, benefitting the combined ratio by 5.2 points, compared to $6.2 million or 1.6 points for 2013.  Catastrophe losses for 2014 were $2.4 million or 0.6 points on the combined ratio, compared to no catastrophe losses for 2013.  The 2014 loss ratio, excluding catastrophe losses and reserve development, was 55.2%, compared to 54.4% for 2013.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) the legacy operations from the predecessor Bermuda operation. For the fourth quarter of 2014, the Run-off segment produced a pre-tax operating loss of $5.4 million, compared to a pre-tax operating loss of $4.8 million for the fourth quarter of 2013.  Unfavorable prior-year loss development in the fourth quarter of 2014 was $5.5 million, compared to unfavorable prior-year loss development of $5.9 million in the fourth quarter of 2013.

For 2014, the Run-off segment produced a pre-tax operating loss of $23.0 million, compared to a pre-tax operating loss of $10.6 million for 2013.  Unfavorable prior-year loss development in 2014 was $24.4 million, compared to unfavorable prior-year loss development of $15.5 million in 2013.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, February 10, 2015, starting at 11 a.m. EST (12 p.m. AST).  The live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii150210.html.  Participants inside the U.S. can access the call by phone by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the conference call and can be accessed at http://services.choruscall.com/links/agii150210.html.  Additionally, a telephone replay of the call will be available through Feb. 15, 2015, to callers from inside the U.S. by dialing (877) 344-7529 (conference # 10059857). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10059857).

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ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (fourth highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2014	2013
	(unaudited)
Assets

Total investments	$4,097.9	$4,079.2
	81.0	157.4
Accrued investment income	22.1	25.7
Receivables	1,350.8	1,611.9
Goodwill and intangible assets	230.8	239.8
Deferred acquisition costs, net	124.6	113.9
Ceded unearned premiums	207.6	196.3
Other assets	241.5	166.8
Total assets	$6,356.3	$6,591.0

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,042.4	$3,230.3
Unearned premiums	817.2	779.1
Ceded reinsurance payable, net	178.8	354.7
Senior unsecured fixed rate notes	143.8	143.8
Other indebtedness	62.0	66.3
Junior subordinated debentures	172.7	193.3
Other liabilities	292.7	260.5
Total liabilities	4,709.6	5,028.0

Total shareholders' equity	1,646.7	1,563.0
Total liabilities and shareholders' equity	$6,356.3	$6,591.0

Book value per common share	$64.04	$58.96

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Gross written premiums	$425.0	$412.9	$1,905.4	$1,888.4
Net written premiums	312.3	307.6	1,367.9	1,351.3

Earned premiums	338.7	341.6	1,338.1	1,303.8
Net investment income	21.9	22.7	86.6	100.0
Net realized investment gains and other	51.5	41.7	94.0	71.3
Total revenue	412.1	406.0	1,518.7	1,475.1

Losses and loss adjustment expenses	187.9	187.9	747.4	742.0
Other reinsurance-related expenses	0.0	4.8	0.0	19.2
Underwriting, acquisition and insurance expenses	139.9	132.8	539.2	510.8
Interest expense	4.9	5.1	19.9	20.2
Fee expense, net	0.7	5.4	0.6	4.9
Foreign currency exchange (gain) loss	(5.0)	3.5	(7.8)	(1.7)
Impairment of intangible assets	3.4	0.0	3.4	0.0
Total expenses	331.8	339.5	1,302.7	1,295.4

Income before income taxes	80.3	66.5	216.0	179.7
Provision for income taxes	20.6	18.7	32.8	36.5
Net income	$59.7	$47.8	$183.2	$143.2

Net income per common share (Basic)	$2.32	$1.80	$7.02	$5.33

Net income per common share (Diluted)	$2.28	$1.74	$6.90	$5.14

Weighted Average Common Shares:
Basic	25.7	26.6	26.1	26.9
Diluted	26.2	27.5	26.6	27.9

Loss ratio	55.5%	55.8%	55.9%	57.8%
Expense ratio	41.3%	39.4%	40.3%	39.7%
Combined ratio	96.8%	95.2%	96.2%	97.5%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Excess and Surplus Lines
Gross written premiums	$144.9	$151.4	$607.2	$594.2
Net written premiums	120.7	127.3	487.8	478.7
Earned premiums	121.3	125.8	485.2	460.2

Underwriting income	$22.1	$21.0	$75.6	$54.1
Net investment income	9.5	9.9	36.7	42.2
Interest expense	(1.5)	(1.7)	(6.3)	(6.9)
Income before income taxes	$30.1	$29.2	$106.0	$89.4

Loss ratio	49.6	51.0	51.1	53.6
Expense ratio	32.2	32.2	33.3	34.5
GAAP combined ratio	81.8%	83.2%	84.4%	88.1%

Commercial Specialty
Gross written premiums	$112.0	$88.8	$440.2	$419.1
Net written premiums	74.2	60.6	301.1	288.2
Earned premiums	76.4	73.9	291.9	299.0

Underwriting income (loss)	$(0.2)	$2.1	$(0.7)	$6.7
Net investment income	4.9	5.2	18.7	22.8
Interest expense	(0.8)	(1.0)	(3.2)	(3.8)
Fee income (expense), net	(0.8)	(2.2)	(2.5)	(4.3)
Impairment of intangible assets	(3.4)	-	(3.4)	-
Income (loss) before income taxes	$(0.3)	$4.1	$8.9	$21.4

Loss ratio	65.2	68.0	64.8	65.1
Expense ratio	35.0	29.1	35.4	32.7
GAAP combined ratio	100.2%	97.1%	100.2%	97.8%

International Specialty
Gross written premiums	$45.6	$47.5	$290.2	$290.6
Net written premiums	21.0	20.1	156.6	155.4
Earned premiums	35.7	35.8	148.3	142.4

Underwriting income	$3.4	$2.1	$16.0	$6.2
Net investment income	2.1	2.0	8.2	8.4
Interest expense	(0.8)	(0.9)	(3.1)	(3.3)
Income before income taxes	$4.7	$3.2	$21.1	$11.3

Loss ratio	52.2	50.1	52.5	58.7
Expense ratio	38.5	43.9	36.7	36.7
GAAP combined ratio	90.7%	94.0%	89.2%	95.4%

Syndicate 1200
Gross written premiums	$122.4	$125.2	$566.2	$583.9
Net written premiums	96.3	99.6	420.8	428.5
Earned premiums	105.2	106.1	411.1	401.7

Underwriting income	$7.8	$11.8	$35.2	$30.2
Net investment income	2.3	2.9	10.2	11.0
Interest expense	(0.8)	(0.9)	(3.2)	(3.3)
Fee income (expense), net	0.1	(3.2)	1.9	(0.6)
Income before income taxes	$9.4	$10.6	$44.1	$37.3

Loss ratio	51.1	49.0	50.6	52.8
Expense ratio	41.4	39.7	40.8	39.6
GAAP combined ratio	92.5%	88.7%	91.4%	92.4%

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
LOSS RESERVE DATA
(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net prior year development
(Favorable) Unfavorable:
Excess and Surplus Lines	$(12.8)	$(17.1)	$(47.4)	$(43.9)
Commercial Specialty	1.6	0.7	6.8	1.1
International Specialty	(0.3)	0.5	(0.4)	(0.1)
Syndicate 1200	(5.3)	(2.1)	(21.1)	(6.2)
Run-off Lines	5.5	5.9	24.4	15.5
Total	$(11.3)	$(12.1)	$(37.7)	$(33.6)

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Income before income taxes:
From operations	$27.2	$28.3	$117.6	$106.7
Foreign currency exchange gain (loss)	5.0	(3.5)	7.8	1.7
Impairment of intangible assets	(3.4)	0.0	(3.4)	0.0
Net realized investment gains and other	51.5	41.7	94.0	71.3
Income before income taxes	80.3	66.5	216.0	179.7
Provision for income taxes	20.6	18.7	32.8	36.5
Net income	$59.7	$47.8	$183.2	$143.2

Net income per common share (Diluted)	$2.28	$1.74	$6.90	$5.14

Operating income per common share (Diluted)
At assumed income tax rate:
Income (a)	$2.45	$1.93	$6.50	$5.16
Foreign currency exchange (gain) loss (a)	(0.15)	0.10	(0.23)	(0.05)
Impairment of intangible assets	0.10	0.00	0.10	0.00
Net realized investment gains and other (a)	(1.57)	(1.21)	(2.83)	(2.05)

Operating income per common share (Diluted)	$0.83	$0.82	$3.54	$3.06

(a) Per diluted share at assumed income tax rate of 20%.

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